     As filed with the Securities and Exchange Commission on June 13, 2002.
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              WACHOVIA CORPORATION
             (Exact name of registrant as specified in its charter)

     North Carolina                                        56-0898180
     (State of incorporation)               (I.R.S. Employer Identification No.)

     One Wachovia Center
     Charlotte, North Carolina                             28288-0013
     (Address of principal executive offices)              (Zip Code)

                                   __________

                 Wachovia Corporation 1998 Stock Incentive Plan
                         Wachovia Corporation Stock Plan
                           (Full titles of the plans)
                           --------------------------

                           Ross E. Jeffries, Jr., Esq.
               Senior Vice President and Assistant General Counsel
                              Wachovia Corporation
                               One Wachovia Center
                      Charlotte, North Carolina 28288-0630
                     (Name and address of agent for service)
                     ---------------------------------------

                                 (704) 374-6611
          (Telephone number, including area code, of agent for service)
          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of                                          Proposed maximum    Proposed maximum       Amount of
securities to                  Amount to be       offering price      aggregate              registration
be registered                  registered (1)     per share (2)       offering price (2)     fee (2)(3)
-------------                  --------------     -------------       ------------------     ----------
Common Stock (including        20,092,675 shs.    $38.21              $767,640,648           $70,623
rights to purchase shares
of Common Stock)

_________________
(1) The Registrant is registering 15,000,000 shares of common stock to be issued under the Wachovia Corporation (formerly named First Union Corporation) 1998 Stock Incentive Plan and is registering 5,092,675 shares of common stock to be issued under the Wachovia Corporation Stock Plan.
(2) Pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933 (the "Securities Act"), the registration fee is being computed based upon $38.21, the average of the high and low prices reported on the New York Stock Exchange Composite Transactions tape on June 11, 2002.
(3) Pursuant to Rule 429(a) under the Securities Act, this Registration Statement contains a combined prospectus that relates to Registration Statement No. 333-50589 on Form S-8 previously filed by the Registrant. Pursuant to Rule 429(b) under the Securities Act, 1,126,000 shares of Common Stock are being carried forward from Registration Statement No. 333-50589. A filing fee of $185,985 was previously paid with Registration Statement No. 333-50589.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference in this Registration Statement:

         (i) the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001;

         (ii) the Corporation's Quarterly Report on Form 10-Q for the period ended March 31, 2002; and

         (iii) the Corporation's Current Reports on Form 8-K dated as of January 23, 2002, April 18, 2002 and June 5, 2002.

         In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock issuable under the Wachovia Corporation 1998 Stock Incentive Plan, as amended, and the Wachovia Corporation Stock Plan, as amended, have been passed upon for the Corporation by Ross E. Jeffries, Jr., Esq., Senior Vice President and Assistant General Counsel of the Corporation. Mr. Jeffries owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer against reasonable expenses who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

         The Corporation's bylaws provide for the indemnification of the Corporation's directors and executive officers by the Corporation against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation. The Corporation's articles of incorporation provide for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may from time to time be in effect.

         The Corporation maintains directors and officers liability insurance. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Item 8.  Exhibits.

Exhibit No.                Description

(3)(a)         -Restated Articles of Incorporation of the Corporation.
               (Incorporated by reference to Exhibit (3)(a) to the Corporation's 2001 Third Quarter Report on Form 10-Q.)

(3)(b) -Bylaws of the Corporation, as amended. (Incorporated by reference to Exhibit (3)(b) to the Corporation's 2001 Third Quarter Report on Form 10-Q.)

(4)(a) -Shareholder Protection Rights Agreement. (Incorporated by reference to Exhibit (4) to the Corporation's Current Report on Form 8-K dated December 20, 2000.)

(4)(b) -All instruments defining the rights of holders of long-term debt of the Corporation and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

(5)            -Opinion of Ross E. Jeffries, Jr., Esq.

(23)(a)        -Consent of KPMG LLP.

(23)(b)        -Consent of Ernst & Young LLP.

(23)(c)        -Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit
               (5).)

(24)           -Power of Attorney.

Item 9.  Undertakings.

         (a)  Rule 415 offering.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, the "Securities Act");

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         provided, however, that paragraphs (a)(1)(i) and
                         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of registration statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 13, 2002.

                                             WACHOVIA CORPORATION

                                             By:  /s/ Ross E. Jeffries, Jr.
                                                ------------------------------
                                                Ross E. Jeffries, Jr.
                                                Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                      CAPACITY
             LESLIE M. BAKER, JR.*               Chairman and Director
             ---------------------
             LESLIE M. BAKER, JR.

             G. KENNEDY THOMPSON*                President, Chief Executive Officer and Director
             --------------------
             G. KENNEDY THOMPSON

             ROBERT P. KELLY*                    Senior Executive Vice President and Chief Financial Officer
             ----------------
             ROBERT P. KELLY

             DAVID M. JULIAN*                    Senior Vice President and Corporate Controller (Principal
             ----------------
             DAVID M. JULIAN                     Accounting Officer)

             F. DUANE ACKERMAN*                  Director
             ------------------
             F. DUANE ACKERMAN

             JOHN D. BAKER, II*                  Director
             ------------------
             JOHN D. BAKER, II

             JAMES S. BALLOUN*                   Director
             -----------------
             JAMES S. BALLOUN

             ROBERT J. BROWN*                    Director
             ----------------
             ROBERT J. BROWN

             PETER C. BROWNING*                  Director
             ------------------
             PETER C. BROWNING

                  SIGNATURE                      CAPACITY

             JOHN T. CASTEEN III*                Director
             --------------------
             JOHN T. CASTEEN III

             WILLIAM H. GOODWIN, JR.*            Director
             ------------------------
             WILLIAM H. GOODWIN, JR.

             ____________________                Director
             ROBERT A. INGRAM

             MACKEY J. MCDONALD*                 Director
             -------------------
             MACKEY J. MCDONALD

             JOSEPH NEUBAUER*                    Director
             ----------------
             JOSEPH NEUBAUER

             LLOYD U. NOLAND III*                Director
             --------------------
             LLOYD U. NOLAND III

             RUTH G. SHAW*                       Director
             -------------
             RUTH G. SHAW

             LANTY L. SMITH*                     Director
             ---------------
             LANTY L. SMITH

             JOHN C. WHITAKER, JR.*              Director
             ----------------------
             JOHN C. WHITAKER, JR.

             DONA DAVIS YOUNG*                   Director
             -----------------
             DONA DAVIS YOUNG



    *By Ross E. Jeffries, Jr., Attorney-in-Fact

             /s/ Ross E. Jeffries, Jr.
             -------------------------
              Ross E. Jeffries, Jr.

    Date: June 13, 2002

                                  EXHIBIT INDEX

Number        Description                                 Location
(3)(a)        -Restated Articles of Incorporation         Incorporated by reference to
              of the Corporation.                         Exhibit (3)(a) to the Corporation's 2001 Third Quarter Report
                                                          on Form 10-Q.

(3)(b)        -Bylaws of the Corporation,                 Incorporated by reference to
              as amended.                                 Exhibit (3)(b) to the Corporation's 2001 Third Quarter Report
                                                          on Form 10-Q.

(4)(a)        -Shareholder Protection Rights              Incorporated by reference to
              Agreement.                                  Exhibit (4) to the Corporation's Current Report on Form 8-K
                                                          dated December 20, 2000.

(4)(b)        -All instruments defining the               Not filed pursuant to
              rights of holders of long-term              (4)(iii) of Item 601(b)
              debt of the Corporation and its             of Regulation S-K; to be
              subsidiaries.                               furnished upon request of the Commission.

(5)           -Opinion of Ross E. Jeffries,               Filed herewith.
                       Jr., Esq.

(23)(a)       -Consent of KPMG LLP.                       Filed herewith.

(23)(b)       -Consent of Ernst & Young LLP.              Filed herewith.

(23)(c)       -Consent of Ross E. Jeffries,               Included in Exhibit (5).
              Jr., Esq.

(24)          -Power of Attorney.                         Filed herewith.